UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2008

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 6, 2008, at the 2008 annual meeting of the stockholders of Allscripts Healthcare Solutions, Inc. (“Allscripts”), Allscripts’ stockholders voted to approve the previously announced issuance of shares to Misys plc, the amendment and restatement of Allscripts’ certificate of incorporation required as a condition to the closing of the transactions with Misys plc and additional amendments and a restatement of Allscripts’ certificate of incorporation and by-laws, each as contemplated by the Merger Agreement (as defined below).

A copy of the press release issued by Allscripts announcing such approvals is attached hereto as Exhibit 99.1 and incorporated herein by reference. In accordance with the terms of the Agreement and Plan of Merger dated March 17, 2008 (the “Merger Agreement”) by and among Allscripts, Misys plc, Misys Healthcare Systems, LLC and Patriot Merger Company, LLC, subject to the satisfaction or waiver of applicable closing conditions, Allscripts expects to consummate the transactions contemplated by the Merger Agreement on October 10, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.
Exhibit 99.1	Press Release Announcing Stockholder Approval, dated October 6, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: October 6, 2008	By:	/s/ Brian D. Vandenberg
Brian D. Vandenberg
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.
Exhibit 99.1	Press Release Announcing Stockholder Approval, dated October 6, 2008